                                ENERGYSOUTH, INC.
                           CONSOLIDATING BALANCE SHEET
                              AT DECEMBER 31, 1998
                                   (UNAUDITED)
                             (Dollars in thousands)

                                    EXHIBIT A


                                                                                                     SOUTHERN GAS
ACCOUNT DESCRIPTION                                  ENERGYSOUTH      MOBILE GAS     MGS ENERGY      TRANSMISSION   MGS STORAGE
                                                     --------------------------------------------------------------------------
Assets

Current Assets:
  Cash and Cash Equivalents                          $       312     $      1,451     $     254      $       20      $      23
  Receivables:
    Gas                                                                     6,496            --             165
    Unbilled Revenue                                                        3,638
    Merchandise                                                             3,023
    Other                                                    860            4,083                                           35
    Dividend                                               1,100
    Less Allowance for Doubtful Accounts                                     (678)
  Materials, Supplies, and Mdse (at average cost)                           1,256
  Gas Stored Underground (at average cost)                                  1,634
  Deferred Purchased Gas Adjustment                                            --
  Deferred Gas Costs                                                           --
  Deferred Income Taxes                                                     1,864
  Prepayments                                                                 809                            --
                                                     --------------------------------------------------------------------------
    Total Current Assets                                   2,272           23,576           254             185             58
                                                     --------------------------------------------------------------------------
Property, Plant & Equipment:
  Property, Plant & Equipment                                 --          130,409            --           3,478             --
  Less Accumulated Depreciation and Amortization                           41,913                           590
                                                     --------------------------------------------------------------------------
    Property, Plant & Equipment - Net                         --           88,496            --           2,888             --

  Construction Work in Progress                                               922
                                                     --------------------------------------------------------------------------
    Total Property, Plant & Equipment                         --           89,418            --           2,888
                                                     --------------------------------------------------------------------------
Other Assets:
  Investment in Mobile Gas Service Corporation            59,603               --
  Investment in MGS Energy Services, Inc.                  1,378               --
  Investment in MGS Storage Services, Inc.                                 12,434
  Investment in MGS Marketing Services, Inc.                  28               --
  Investment in Partnerships                                                   --         1,519                         13,674
  Regulatory Assets                                                           857
  Merchandise Receivables Due After One Year                                5,614
  Deferred Charges                                                            486                            11
                                                     --------------------------------------------------------------------------
    Total Other Assets                                    61,009           19,391         1,519              11         13,674
                                                     --------------------------------------------------------------------------
        Total Assets                                 $    63,281     $    132,385     $   1,773      $    3,084      $  13,732
                                                     ==========================================================================

                                                        BAY GAS                                                     CONSOLIDATED
ACCOUNT DESCRIPTION                                     STORAGE      MGS MARKETING      TOTAL         ELIMINATION       TOTAL
                                                     ---------------------------------------------------------------------------
Assets

Current Assets:
  Cash and Cash Equivalents                          $     3,251     $        242     $   5,553                      $   5,553
  Receivables:
    Gas                                                      128              351         7,140                          7,140
    Unbilled Revenue                                                                      3,638                          3,638
    Merchandise                                                                           3,023                          3,023
    Other                                                    377                          5,355          (4,625)           730
    Dividend                                                                              1,100          (1,100)            --
    Less Allowance for Doubtful Accounts                                                   (678)                          (678)
  Materials, Supplies, and Mdse (at average cost)                                         1,256                          1,256
  Gas Stored Underground (at average cost)                                                1,634                          1,634
  Deferred Purchased Gas Adjustment                                                          --                             --
  Deferred Gas Costs                                                                         --                             --
  Deferred Income Taxes                                                                   1,864                          1,864
  Prepayments                                                426                          1,235                          1,235
                                                     --------------------------------------------------------------------------
    Total Current Assets                                   4,182              593        31,120          (5,725)        25,395
                                                     --------------------------------------------------------------------------
Property, Plant & Equipment:
  Property, Plant & Equipment                             37,109               --       170,996              --        170,996
  Less Accumulated Depreciation and Amortization           3,764                         46,267                         46,267
                                                     --------------------------------------------------------------------------
    Property, Plant & Equipment - Net                     33,345               --       124,729              --        124,729

  Construction Work in Progress                              453                          1,375                          1,375
                                                     --------------------------------------------------------------------------
    Total Property, Plant & Equipment                     33,798               --       126,104              --        126,104
                                                     --------------------------------------------------------------------------
Other Assets:
  Investment in Mobile Gas Service Corporation                                           59,603         (59,603)            --
  Investment in MGS Energy Services, Inc.                                                 1,378          (1,378)            --
  Investment in MGS Storage Services, Inc.                                               12,434         (12,434)            --
  Investment in MGS Marketing Services, Inc.                                                 28             (28)            --
  Investment in Partnerships                                                             15,193         (15,193)            --
  Regulatory Assets                                                                         857                            857
  Merchandise Receivables Due After One Year                                              5,614                          5,614
  Deferred Charges                                           563                          1,060                          1,060
                                                     --------------------------------------------------------------------------
    Total Other Assets                                       563               --        96,167         (88,636)         7,531
                                                     --------------------------------------------------------------------------
        Total Assets                                 $    38,543     $        593     $ 253,391      $  (94,361)     $ 159,030
                                                     ==========================================================================

                               ENERGYSOUTH, INC.
                          CONSOLIDATING BALANCE SHEET
                              AT DECEMBER 31, 1998
                                  (UNAUDITED)
                             (Dollars in thousands)

                                   EXHIBIT A

                                                                                           SOUTHERN GAS
ACCOUNT DESCRIPTION                                ENERGYSOUTH  MOBILE GAS    MGS ENERGY  TRANSMISSION  MGS STORAGE
                                                  -----------------------------------------------------------------
 Capitalization and Liabilities

Current Liabilities:
  Current Maturities of Long-Term Debt            $      --      $     123     $      --    $   54     $      --
  Notes Payable                                                      4,660            --        40            --
  Accounts Payable                                      292          4,220             3        --           285
  Dividends Declared                                  1,072          1,100
  Customer Deposits                                                  1,393
  Taxes Accrued                                          52          4,936           312        12          (747)
  Interest Accrued                                                   1,352
  Deferred Purchased Gas Adjustment                                  1,725
  Other Liabilities                                     546          1,397
                                                  --------------------------------------------------------------
      Total Current Liabilities                       1,962         20,906           315       106          (462)
                                                  --------------------------------------------------------------
Other Liabilities:
  Accrued Pension Cost                                               1,385
  Accrued Postretirement Benefit Cost                                1,307
  Deferred Income Taxes                                (118)         9,290            80                   1,760
  Deferred Investment Tax Credits                                      413            --                      --
                                                  --------------------------------------------------------------
      Total Other Liabilities                          (118)        12,395            80        --         1,760
                                                  --------------------------------------------------------------
      Total Liabilities                               1,844         33,301           395       106         1,298
                                                  --------------------------------------------------------------

Capitalization:
  Stockholders' Equity                                   49             --             1        --            --
  Capital in Excess of Par Value                     18,232         17,964                                10,490
  Parnter's Capital                                                                            785
  Retained Earnings                                  43,156         41,639         1,377     2,193         1,944
                                                  --------------------------------------------------------------
    Total Stockholders' Equity                       61,437         59,603         1,378     2,978        12,434
Minority Interest
Long-Term Debt (Less Current Maturities)                            39,481                      --
                                                  --------------------------------------------------------------
      Total Capitalization                           61,437         99,084         1,378     2,978        12,434
                                                  --------------------------------------------------------------
       Total Capitalization and Liabilities       $  63,281      $ 132,385     $   1,773    $ 3,084    $  13,732
                                                  ==============================================================


                                                    BAY GAS                                            CONSOLIDATED
ACCOUNT DESCRIPTION                                 STORAGE  MGS MARKETING   TOTAL      ELIMINATION        TOTAL
                                                  ------------------------------------------------------------------
 Capitalization and Liabilities

Current Liabilities:
  Current Maturities of Long-Term Debt            $     794    $   --     $     971      $      --      $     971
  Notes Payable                                          --                   4,700            (40)         4,660
  Accounts Payable                                    2,786       548         8,134         (4,585)         3,549
  Dividends Declared                                                          2,172         (1,100)         1,072
  Customer Deposits                                                           1,393                         1,393
  Taxes Accrued                                          85        17         4,667                         4,667
  Interest Accrued                                      139                   1,491                         1,491
  Deferred Purchased Gas Adjustment                                           1,725                         1,725
  Other Liabilities                                      10                   1,953                         1,953
                                                  ---------------------------------------------------------------
      Total Current Liabilities                       3,814       565        27,206         (5,725)        21,481
                                                  ---------------------------------------------------------------
Other Liabilities:
  Accrued Pension Cost                                                        1,385                         1,385
  Accrued Postretirement Benefit Cost                                         1,307                         1,307
  Deferred Income Taxes                                                      11,012                        11,012
  Deferred Investment Tax Credits                                               413                           413
                                                  ---------------------------------------------------------------
      Total Other Liabilities                            --        --        14,117             --         14,117
                                                  ---------------------------------------------------------------
      Total Liabilities                               3,814       565        41,323         (5,725)        35,598
                                                  ---------------------------------------------------------------

Capitalization:
  Stockholders' Equity                                   --        --            50             (1)            49
  Capital in Excess of Par Value                                             46,686        (28,454)        18,232
  Parnter's Capital                                  11,996                  12,781        (12,781)            --
  Retained Earnings                                   3,632        28        93,969        (50,813)        43,156
                                                  ---------------------------------------------------------------
    Total Stockholders' Equity                       15,628        28       153,486        (92,049)        61,437
Minority Interest                                                                            3,413          3,413
Long-Term Debt (Less Current Maturities)             19,101                  58,582                        58,582
                                                  ---------------------------------------------------------------
      Total Capitalization                           34,729        28       212,068        (88,636)       123,432
                                                  ---------------------------------------------------------------
       Total Capitalization and Liabilities       $  38,543    $  593     $ 253,391      $ (94,361)     $ 159,030
                                                  ===============================================================


                                ENERGYSOUTH, INC.
                         CONSOLIDATING INCOME STATEMENT
                       AND STATEMENT OF RETAINED EARNINGS
                  FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1998
                                   (UNAUDITED)
                             (Dollars in thousands)

                                    EXHIBIT A


                                                                                                           SOUTHERN GAS
ACCOUNT DESCRIPTION                                                   ENERGYSOUTH  MOBILE GAS  MGS ENERGY TRANSMISSION  MGS STORAGE
                                                                      -------------------------------------------------------------
Operating Revenues
 Gas Revenues                                                           $     --    $ 68,007    $     --    $  1,103      $     --
 Merchandise Sales and Jobbing                                                         3,139          42
 Other                                                                       555
                                                                      -------------------------------------------------------------
    Total Operating Revenues                                                 555      71,146          42       1,103            --
                                                                      -------------------------------------------------------------
Operating Expenses
 Cost of Gas                                                                          24,805
 Cost of Merchandise and Jobbing                                                       2,443          43
 Operations                                                                  357      16,363                      33           (35)
 Maintenance                                                                           1,382                      17
 Depreciation                                                                          5,149                     213
 Taxes, Other Than Income Taxes                                                        5,267           1          26            --
                                                                      -------------------------------------------------------------
    Total Operating Expenses                                                 357      55,409          44         289           (35)
                                                                      -------------------------------------------------------------
Operating Income                                                             198      15,737          (2)        814            35
                                                                      -------------------------------------------------------------
Other Income and (Expense)
 Interest Expense                                                                     (3,813)         (3)        (43)          (66)
 Allowance for Borrowed Funds Used
  During Construction                                                                     61
 Interest Income                                                                       1,238                      10             3
 Income From Subsidiaries/Partnerships                                     7,103         324         781                     1,365
   Less Minority Interest                                                                           (383)         --          (170)
                                                                      -------------------------------------------------------------
    Total Other Income (Expense)                                           7,103      (2,190)        395         (33)        1,132
                                                                      -------------------------------------------------------------
Income Before Income Taxes                                                 7,301      13,547         393         781         1,167
                                                                      -------------------------------------------------------------
 Income Taxes                                                                 72       4,913         142          --           422
                                                                      -------------------------------------------------------------
Income Before Cumulative Effect of Changes in Accounting Principles        7,229    $  8,634    $    251    $    781      $    745
                                                                      -------------------------------------------------------------
Cumulative Effect on Prior Years of Change in Accounting Method For
    Unbilled Revenue (Net of Income Tax)                                      --         235          --          --

Cumulative Effect on Prior Years of Change in Accounting Method For
    Start-Up Costs (Net of Income Tax)                                      (126)        (58)         --          --          (432)
                                                                      -------------------------------------------------------------
Total Cumulative Effect of Accounting Changes ( Net of Income Tax)          (126)        177          --          --          (432)
                                                                      -------------------------------------------------------------
Net Income                                                                 7,103       8,811         251         781           313

Retained Earnings at December 31, 1997                                        --      38,399       1,126       1,704         1,631
Merger/Acquisition of Subsidiaries                                        40,242
Dividends Paid/Capital Distributions                                      (4,189)     (5,571)         --        (292)
                                                                      -------------------------------------------------------------
Retained Earnings at December 31, 1998                                  $ 43,156    $ 41,639  $    1,377    $  2,193      $  1,944
                                                                      =============================================================


                                                                        BAY GAS                                        CONSOLIDATED
ACCOUNT DESCRIPTION                                                     STORAGE  MGS MARKETING   TOTAL    ELIMINATION     TOTAL
                                                                      -------------------------------------------------------------
Operating Revenues
 Gas Revenues                                                           $  5,274    $    137    $ 74,521    $ (4,155)     $ 70,366
 Merchandise Sales and Jobbing                                                                     3,181                     3,181
 Other                                                                                               555        (555)           --
                                                                      -------------------------------------------------------------
    Total Operating Revenues                                               5,274         137      78,257      (4,710)       73,547
                                                                      -------------------------------------------------------------
Operating Expenses
 Cost of Gas                                                                              97      24,902      (4,155)       20,747
 Cost of Merchandise and Jobbing                                                                   2,486                     2,486
 Operations                                                                  780           6      17,504        (357)       17,147
 Maintenance                                                                  98                   1,497                     1,497
 Depreciation                                                              1,003                   6,365                     6,365
 Taxes, Other Than Income Taxes                                              318          --       5,612                     5,612
                                                                      -------------------------------------------------------------
    Total Operating Expenses                                               2,199         103      58,366      (4,512)       53,854
                                                                      -------------------------------------------------------------
Operating Income                                                           3,075          34      19,891        (198)       19,693
                                                                      -------------------------------------------------------------
Other Income and (Expense)
 Interest Expense                                                         (1,850)         (2)     (5,777)        214        (5,563)
 Allowance for Borrowed Funds Used                                                                    --
  During Construction                                                                                 61                        61
 Interest Income                                                             141                   1,392        (214)        1,178
 Income From Subsidiaries/Partnerships                                                             9,573      (9,573)           --
   Less Minority Interest                                                     --                    (553)         --          (553)
                                                                      -------------------------------------------------------------
    Total Other Income (Expense)                                          (1,709)         (2)      4,696      (9,573)       (4,877)
                                                                      -------------------------------------------------------------
Income Before Income Taxes                                                 1,366          32      24,587      (9,771)       14,816
                                                                      -------------------------------------------------------------
 Income Taxes                                                                 --          12       5,561         (72)        5,489
                                                                      -------------------------------------------------------------
Income Before Cumulative Effect of Changes in Accounting Principles     $  1,366    $     20    $ 19,026    $ (9,699)     $  9,327
                                                                      -------------------------------------------------------------
Cumulative Effect on Prior Years of Change in Accounting Method For
    Unbilled Revenue (Net of Income Tax)                                      --          --         235                       235

Cumulative Effect on Prior Years of Change in Accounting Method For
    Start-Up Costs (Net of Income Tax)                                      (774)         --      (1,390)        774          (616)
                                                                      -------------------------------------------------------------
Total Cumulative Effect of Accounting Changes ( Net of Income Tax)          (774)         --      (1,155)        774          (381)
                                                                      -------------------------------------------------------------
Net Income                                                                   592          20      17,871      (8,925)        8,946

Retained Earnings at December 31, 1997                                     3,040           8      45,908      (7,509)       38,399
Merger/Acquisition of Subsidiaries                                                                40,242     (40,242)           --
Dividends Paid/Capital Distributions                                                             (10,052)      5,863        (4,189)
                                                                      -------------------------------------------------------------
Retained Earnings at December 31, 1998                                  $  3,632   $      28    $ 93,969    $(50,813)     $ 43,156
                                                                      =============================================================